Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8, No. 33-87052) dated December 5, 1994 pertaining to the Invacare Corporation stock option plans,

(2)	Registration Statement (Form S-8, No. 333-57978) dated March 30, 2001 pertaining to the Invacare Corporation stock option plans,

(3)	Registration Statement (Form S-8, No. 333-109794) dated October 17, 2003 pertaining to the Invacare Corporation stock option plans,

(4)	Registration Statement (Form S-8, No. 333-136391) dated August 8, 2006 pertaining to the Invacare Corporation stock option plans,

(5)	Registration Statement (Form S-3/A, No. 333-142311) of Invacare Corporation dated May 24, 2007,

(6)	Registration Statement (Form S-4/A, No. 333-142306) of Invacare Corporation dated May 24, 2007, and

(7)	Registration Statement (Form S-8, No. 333-161109) dated August 6, 2009 pertaining to the Invacare Corporation stock option plans;

of our reports dated February 26, 2010, with respect to the consolidated financial statements and schedule of Invacare Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Invacare Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP

Cleveland, Ohio

February 26, 2010